EV Energy Partners Announces Issuance of $120 Million of Additional Equity Securities

HOUSTON, June 4, 2007 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced the issuance and sale of $120 million of additional equity securities. EVEP has issued 3,408,696 common units for $117.6 million to a group of institutional investors led by Zimmer Lucas Partners, LLC, co-led by Lehman Brothers MLP Opportunity Fund L.P. and Swank Capital LLC and including Alerian Capital Management LLC, funds managed by Fiduciary Asset Management, LLC, GPS Partners LLC, Hartz Capital MLP, LLC and Tortoise Capital Resources Corporation. In addition, EVEP's general partner made its proportional capital contribution of $2.4 million.

The net price for the common units was $34.50 per unit, which represents a 6 percent discount to the volume weighted average price of the common units for the trailing 10-trading-day period through May 31, 2007.

Proceeds from this private placement will be used to repay all of the Company's borrowings under its revolving credit facility, which borrowings were used to finance the previously completed acquisition of Monroe field properties in Louisiana in March 2007, and to fund approximately $25 million of the purchase price of its $100 million Central/East Texas acquisition, which is expected to close within the next five weeks.

“This transaction allows EV Energy Partners to repay our outstanding indebtedness and fund a part of our Central/East Texas acquisition. Going forward EV Energy Partners will have a significant amount of financing capacity to continue to capitalize on future growth opportunities while, consistent with our stated strategy, maintaining a healthy balance sheet,” said John Walker, Chairman and CEO.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties.

(code #: EVEP/G)

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the units nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The equity securities being offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com